Exhibit 5.1

June 2, 2022

Rockwell Medical, Inc.

30142 S. Wixom Road

Wixom, Michigan 48393

Re:	Rockwell Medical,Inc.
Registration Statement on Form S-3 (File No. 333-259923)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3, File No. 333-259923, as amended (the “Registration Statement”), of Rockwell Medical, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 844,613 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 7,788,480 shares of Common Stock (the “Pre-Funded Warrant Shares”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen Common Stock certificates, form of Pre-Funded Warrant and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (ii) the Pre-Funded Warrant Shares, when issued upon exercise of the Pre-Funded Warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; and (iii) the Pre-Funded Warrants when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

June 2, 2022

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP